SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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☐ Preliminary Proxy Statement ☐ Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CUISINE SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
ALEXANDRIA, VIRGINIA 22312
(703) 270-2900
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS:
Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Cuisine Solutions, Inc. (the “Company”) will be held at the Hyatt Dulles, 2300 Dulles Corner Blvd., Herndon, Virginia, on Tuesday, October 25, 2005 at 10:00 a.m., local time, for the following purposes:
1.	To elect eight directors to hold office for one year or until their successors are elected and qualified.

2.	To ratify the audit committee’s selection of BDO Seidman LLP to serve as the Company’s independent registered public accounting firm for the 2006 fiscal year.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Only the stockholders of record at the close of business on September 16, 2005 will be entitled to vote at the Annual Meeting.
All stockholders are requested to be present at the Annual Meeting in person or by proxy. For the convenience of those stockholders who do not expect to attend the Annual Meeting in person and desire to have their stock voted, a form of proxy and an envelope for which no postage is required are enclosed. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the Annual Meeting. Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting.
By Order of the Board of Directors
Jean-Louis Vilgrain
Chairman of the Board
Alexandria, Virginia
October 5, 2005

CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
ALEXANDRIA, VIRGINIA 22312
PROXY STATEMENT
This Proxy Statement is furnished to stockholders of Cuisine Solutions, Inc., a Delaware corporation (the “Company”) in connection with the 2005 Annual Meeting of Stockholders to be held on October 25, 2005 (the “Annual Meeting”). This Proxy Statement, the notice to stockholders, and the enclosed proxy card are being mailed to stockholders of the Company on or about October 5, 2005.
SOLICITATION OF PROXIES
Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company (the “Board”). The individuals named as proxies are Mr. Jean-Louis Vilgrain and Mr. Stanislas Vilgrain. Proxies may be solicited by use of the mail, by personal interview, or by telephone and may be solicited by officers and directors, and by the other employees of the Company. All costs of solicitation of proxies will be borne by the Company. The approximate costs for the solicitation are $6,000.
All shares of common stock of the Company, par value $.01 per share (“Common Stock”), represented by proxies received will be voted in accordance with the instructions contained therein. In the absence of voting instructions, the shares of Common Stock represented by validly executed and delivered proxies will be voted for the nominees listed herein and in favor of the ratification of the Company’s selection of BDO Seidman LLP as its independent auditors for the fiscal year ending June 24, 2006. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Please note that the mere presence in person at the Annual Meeting will not be sufficient to revoke a previously delivered proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders present at the Annual Meeting or by proxy. At the close of business on September 16, 2005, there were 16,088,288 shares of Common Stock outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote per share. Stockholders do not have cumulative voting rights in the election of directors to the Board. A list of stockholders of the Company at the close of business on September 16, 2005 will be available for inspection during normal business hours during the ten days prior to the meeting at the offices of the Company at 85 South Bragg Street, Alexandria, Virginia 22312, and will also be available at the meeting. Only stockholders of record at the close of business on September 16, 2005 will be entitled to vote at the Annual Meeting.
For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and “broker non-votes” will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company’s By-Laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a plurality of the Company’s Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company’s Common Stock represented and voting at the Annual Meeting for approval.
The following table sets forth, as of September 16, 2005, certain information as to the number of shares of Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock based upon reports on Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner (1)	Ownership	Class
Food Research Corporation	9,520,588	59.18%
85 South Bragg Street, Suite 600
Alexandria, Virginia 22312

Entities affiliated with Proactive Partners, L.P.	1,740,157	10.82%
50 Osgood Place
San Francisco, California 94133

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting -or investment power with respect to securities.

The following table sets forth as of September 16, 2005 the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and
	Nature of		Percent
	Beneficial Ownership		of Class
Jean-Louis Vilgrain	9,602,686	(1)	59.7%
Sebastien Vilgrain	9,595,588	(1)	59.6%
Stanislas Vilgrain	10,288,088	(1)	63.9%
Hugues Prince	50,000	(1)	*
Charles McGettigan	619,700	(2)	3.9%
Gerard Bertholon	542,600	(3)	3.4%
Robert van Roijen	150,800	(4)	*
Yuyun Tristan Kuo	25,000	(5)	*
Thomas L. Gregg	268,468	(6)	1.7%
Robert Herman	0		*
John Firestone	0		*
Directors, nominees and executive officers as a group (11 persons)	12,101,754		75.2%

*	Less than one percent.
(1) Jean-Louis Vilgrain, Chairman of the Company, is Chairman and President of Food Research Corporation, a Delaware corporation (“FRC”). FRC is a controlled subsidiary of Secria Europe, S.A. (“Secria Europe”). Jean-Louis Vilgrain is also a director of Secria Europe. The equity ownership of Secria Europe is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Sebastian Vilgrain, a director of the Company. As a result of his directorship in Secria Europe and his position as President and director of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 9,520,588 shares of Common Stock held directly by FRC. In addition, as a result of their ownership of a 20% equity interest in Secria Europe, respectively, Stanislas and Sebastian Vilgrain each may be deemed to be the beneficial owner of these 9,520,588 shares of Common Stock of the Company held by FRC. The beneficial ownership of Jean-Louis Vilgrain also includes 50,000 shares subject to options granted under the 1999 Plan, and 32,098 shares owned. The beneficial ownership of Sebastien Vilgrain also includes 75,000 shares subject to stock options granted pursuant to the 1999 Stock Option Plan. The beneficial ownership of Stanislas Vilgrain also includes 445,500 shares subject to options granted under stock option plans of the Company, including the Company’s 1999 Stock Option Plan and the Company’s 1992 Stock Option Plan, and 322,000 shares individually owned. Mr. Hugues Prince is employed by Les Fromentiers de France, a company controlled by the Vilgrain family. Mr. Prince individually owns 50,000 shares of common stock of the Company.
(2) The beneficial ownership of Charles McGettigan includes 455,700 shares controlled through the investment group Proactive Partners at which Mr. McGettigan is a general partner, 150,000 shares subject to options granted under the 1999 Stock Option Plan and 14,000 shares owned.
(3) The beneficial ownership of Gerard Bertholon includes 477,500 shares subject to options granted under the 1999 and 1992 Stock Option Plans of the Company and 65,100 shares of common stock owned.
(4) The beneficial ownership of Robert van Roijen includes 125,000 shares subject to options granted under the 1999 Stock Option Plan, and 25,800 shares of common stock owned.
(5) Includes 25,000 shares subject to stock options granted under the 1999 Stock Option Plan
(6) Includes 268,468 shares subject to stock options granted under the 1999 Stock Option Plan.

PROPOSAL 1: ELECTION OF DIRECTORS
Eight nominees for director are to be elected to the Board for one year to serve until the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualified or until the director’s earlier removal, resignation, or death. All nominees are currently serving as directors.
Unless otherwise specified, proxies received will be voted for the election of the eight nominees to the Board set forth below. All such nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. Each director will be elected to the Board by a plurality vote of Common Stock represented, in person or by proxy, at the Annual Meeting. Therefore, an abstention from voting will be counted neither for nor against the election of any nominee for director to the Board.
The name, principal occupation and selected biographical information of each nominee to the Board are set forth below:
Mr. Jean-Louis Vilgrain, age 71, has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. J.L. Vilgrain served as Chief Executive Officer of the Company from September 1977 until October 1993. Mr. J.L. Vilgrain is Chairman and President of the JLVilgrain Group, and is President of Secria Europe, a French holding company controlling the JLVilgrain Group. The JLVilgrain Group is an international consortium of food related businesses and industries with interests ranging from production engineering to retail food establishments. He is also Chairman and President of FRC, the majority stockholder of the Company, and a holding company for certain African and Pacific Rim companies. Mr. J.L. Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.
Mr. Stanislas Vilgrain, age 46, was appointed Chief Executive Officer in October 1993, having served as President and Chief Operating Officer of the Company since June 1991 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by Vie de France Corporation as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Vie de France Corporation’s San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining Vie de France Corporation, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and the brother of Mr. Sebastien Vilgrain.
Mr. Charles C. McGettigan, age 60, was a co-founder and is a general partner of Proactive Investment Managers, L.P. which is the general partner of Proactive Partners, L.P., a San Francisco-based merchant banking fund. Mr. McGettigan graduated in 1966 from Georgetown University and in 1969 from the Wharton School at the University of Pennsylvania. From 1970 to 1980 Mr. McGettigan was with Blyth Eastman Dillon’s corporate finance department in New York (1970 to 1978) and San Francisco (1978 to 1980). He was a Senior Vice President of Dillon, Read & Co., running its corporate finance activities in San Francisco, from 1980 through 1982. In January 1983, Mr. McGettigan was a founding partner of Woodman, Kirkpatrick & Gilbreath, which was sold to Hambrecht & Quist in September 1984. Mr. McGettigan was a co-founder, in November 1988, and continues to be a managing director of McGettigan, Wick & Co., Inc., an investment banking firm. Mr. McGettigan currently serves on the Boards of Directors of Modtech Inc. and Onsite Energy Corporation. He serves as Non-Executive Chairman of Modtech Inc. and Onsite Energy Corporation. He has served as a member of the Board since 1997.
Mr. Sebastien Vilgrain, age 33, currently serves as V.P of Flour Milling and Trading at the Paris-based SETUCAF/SOMDIAA, a holding company that trades in agricultural raw materials. Prior to joining SETUCAF in 1999, Mr. Vilgrain operated in French-speaking African marketplace, working on the development and implementation of the commercial network for the Eurafrique Industry, a procurement platform for the agro- industry. A native of France, he studied business marketing in England and the United States from 1989 to 1993. He has served as a member of the Board since 2001.
Mr. Robert van Roijen, age 66, is the President of Tox Financial Company, a money management firm in Winter Park Florida. Mr. van Roijen is also founding partner of Patience Partners, a hedge fund specializing in small capitalization stocks. Mr. van Roijen is a graduate of Harvard College, and after three years of military service as an officer, he joined IBM. From 1977 to 1987, he was President and Chairman of the Board of Control Laser Corporation, a manufacturer of industrial lasers. He founded Tox Financial Company in 1988, and he is currently a director of Quixote Corporation, and Security Storage Company of Washington D.C. He has served as a member of the Board since 2001.

Mr. Hugues Prince, age 48,is President of Les Fromentiers de France, an integrated bakery and pastry manufacturing company majority owned by the Group with manufacturing plants and more than 300 bakery retail outlets.since August 2004. Mr. Prince was the Managing Director of DeliFrance Asia from its inception in 1981 until it was sold in 1994. DeliFrance Asia was owned by the JLVilgrain Group, the majority shareholder of the Company. DeliFrance Asia had more than 180 retail outlets, bakeries, and restaurants in seven Asian countries. From 1999 through 2004, Mr. Prince served as a consultant to J.L. Vilgrain Group. Mr. Prince has served as a member of the Board since March 2004.
Mr. John D. Firestone, age 61, has been a partner of Secor Group since 1978, and he serves on the boards of Allied Capital Corporation and Security Storage Company of Washington, DC. Mr. Firestone also serves and has served on the boards and committees of civic organizations such as the Washington National Cathedral, Washington Ballet, Corcoran Gallery of Art, National Theater, and National Rehabilitation Hospital. He has served as a member of the Board since April 22, 2005.
Mr. Robert Herman, age 58, has served as the principal of the consulting firm The Herman Group, LLC since 1999. Prior to this, Mr. Herman was Executive Vice President, COO, and General Counsel of Shoppers Food Warehouse Corporation. He also spent twelve years prior to that practicing law. He has served as a member of the Board since April 22, 2005.
The Board recommends a vote in favor of each named nominee.
BOARD COMMITTEES AND MEETINGS
The Company has elected to take advantage of the “controlled company” exception under AMEX rules for independence requirements applicable to the independence of the full Board of Directors, the compensation committee and the nominating committee. Accordingly, the Company does not have a majority of “independent directors” as that term is defined under applicable AMEX listing rules. There are currently four independent Board members and four non-independent Board members. The determination that the Company is eligible to elect controlled company status is a result of the Vilgrain family’s ownership, through Food Research Corporation (FRC), of greater than 50% of the Company’s common stock.
The Board maintains three standing committees: the Audit Committee, the Stock Option Committee, and the Compensation Committee.
The Audit Committee consists of Mr. van Roijen, Mr. McGettigan and Mr. Herman. The Audit Committee’s functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The Audit Committee reviews the Company’s financial statements and the adequacy of the internal auditing, accounting, financial controls and procedures. The Board annually reviews the AMEX listing standards applicable to audit committees and has determined that each of Mr. McGettigan, Mr. van Roijen, and Mr. Herman satisfy the applicable financial sophistication and independence requirements applicable to audit committee members under Section 121(A) of the AMEX listing standards. The Board has also determined that each of Mr. McGettigan, Mr. van Roijen, and Mr. Herman meet the definition of “audit committee financial expert” as defined in SEC rules. The audit committee has adopted a formal written charter which is attached to this proxy statement as Appendix A. The committee held three meetings during fiscal year 2005.
The Stock Option Committee was established pursuant to the adoption of the 1992 and 1999 Plans and is made up of Mr. McGettigan and Mr. van Roijen. The Stock Option Committee’s function is generally to grant options to eligible employees and to administer the 1992 Plan and the 1999 Plan. The committee held no meetings during fiscal year 2005 and the stock options granted during the 2005 fiscal year were instead approved by the full Board (Mr. Gregg’s stock option grants were approved in conjunction with the Board’s approval of his employment agreement and Mr. McGettigan and Mr. van Roijen’s grants were separately approved by the full Board.
The Compensation Committee consists of three independent directors—Mr. McGettigan, Mr. van Roijen, and Mr. Firestone—and Mr. Jean-Louis Vilgrain, who is a non-independent director. As noted above, by virtue of the Company’s status as a “controlled company” under AMEX listing rules, the Company is not subject to the requirement to maintain a compensation committee comprised of all independent directors. The Compensation Committee’s function is to review and approve all compensation packages totaling over $120,000. The committee held four meetings during the 2005 fiscal year.
The Board does not currently have a nominating committee. As noted above, by virtue of the Company’s status as a “controlled company” under AMEX listing rules, the Company is not subject to the requirement to maintain an independent nominating committee. The Board believes that it is not necessary for the Company to have an independent nominating committee because a majority of the Company’s common stock is controlled by the Vilgrain family, and the individuals for whom the Vilgrain family votes its shares for director will be elected. Therefore, the Chairman was given the authority to nominate the slate of Directors for the 2006 fiscal year. The Chairman has nominated the current slate of Directors to again serve on the Board. Because each of Mr. Firestone and Mr. Herman were appointed during the 2005 fiscal year by the Board to fill vacancies on the Board, this is the first time that Messrs. Firestone and Herman will be nominated for election by the Company’s stockholders. Mr. Firestone was brought to the attention of the Board of Directors for initial appointment to the Board by an executive officer. Mr. Herman was brought to the attention of the Board of Directors for initial appointment to the Board by an independent director.
Although there are no formal procedures for the stockholders to nominate persons to serve on the Board, the Board will consider recommendations from stockholders, which should be addressed to Yuyun Tristan Kuo, Chief Financial Officer, Secretary and Treasurer of the Company, at the Company’s address. In order to be considered, recommendations must include the proposed nominee’s full name, last five years business experience, complete biographical information, description of individual’s qualifications as a director and a representation that the proposing stockholder is a beneficial or record holder of the Company’s common stock. Also, any submission must be accompanied by the proposed nominee’s consent to serve if nominated and elected. In order to be considered for nomination for director at the 2006 Annual Meeting of Stockholders, recommendations must be received at the Company’s address by May 31, 2006. Recommendations received after that date will be considered for the 2007 Annual Meeting of Stockholders.
During fiscal year 2005, there were four meetings of the Board of Directors. Each director attended all meetings of the Board during the year except for two non-independent directors, Sebastien Vilgrain and Hugues Prince, who each missed two meetings. Each committee member attended 100% of committee meetings on which he was serving during that period. On August 12, 2005, the Board approved a resolution requiring all Board members to attend at least three of the four regularly scheduled quarterly board meetings per year. If a Board member fails to do so, the Board will take a vote to determine the member’s continued participation on the Board.
Directors are required to attend the annual meeting. All Directors were present at the 2004 Annual Meeting of Stockholders.
The Company has adopted procedures through which stockholders may communicate directly with the Board. These procedures can be found within the investor relations section of the Company’s website at www.cuisinesolutions.com.
SECTION 16 COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company.
Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during the last fiscal year all required filings were timely made as required by Section 16(a) except as follows: Thomas Gregg filed two Form 4s late and each of Charles McGettigan and Robert van Roijen filed one Form 4 late and each of Messrs. Firestone and Herman filed a Form 3 late. All required forms are now currently filed. SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and ten percent stockholders in this Proxy Statement.
EXECUTIVE OFFICERS OF THE COMPANY
In addition to Stanislas Vilgrain for whom biographical information is included under “ELECTION OF DIRECTORS,” the following are executive officers of the Company:

NAME	AGE	OFFICE HELD WITH COMPANY
Thomas L. Gregg	41	President
Felipe Hasselmann	36	Chief Operating Officer
Gerard Bertholon	44	VP Sales
Yuyun Tristan Kuo	50	Chief Financial Officer, Treasurer and Corporate Secretary

Mr. Gregg was appointed to President of Cuisine Solutions, Inc. in August 2005 and held the position of President, US since January 2004. Mr. Gregg previously ran his own private investment firm, MacGregor Capital LLC from 2002 — 2004. During that period, Mr. Gregg served as an Advisor and on the Advisory Board of Cuisine Solutions from January 2003 – 2004. From 1991 to 2001 Mr. Gregg served as CEO of 3-G International, Inc. (3GI), a network security software company. 3GI was sold to RSA Security in 2001.
Mr. Bertholon joined Cuisine Solutions in August 1989 as Director of Research & Development then VP of International Sales in 1997 and VP of Marketing in December 2000. He has over 27 years of experience and recognition in the international foodservice industry. Prior to joining the Company, Mr. Bertholon was an Executive Chef for 9 years in the United States. Mr. Bertholon’s current titles in the Company are Corporate Chef and Vice President of Sales.
Mr. Kuo was appointed Chief Financial Officer in August 2005 and held the position of Vice President of Finance since January 2004. The Board appointed Mr. Kuo Secretary and Treasurer in March 2004. Prior to that, Mr. Kuo was the Company’s Corporate Controller since December 2002. Prior to that, Mr. Kuo served as Vice President of Information Systems of Zinc Corporation of America from 2001 to 2002 and CIO and Controller of Wise Metals Group, the largest independent aluminum sheet producer in the US, from 1991 to 2001.
Mr. Hasselmann was appointed Chief Operating Officer in August 2005. Mr. Hasselmann was made Chief of Staff of Cuisine Solutions in January 2004. Mr. Hasselmann jointed the Company in 2000 as an International Development Director in charge of the Brazilian implementation and business development. Mr. Hasselmann moved to the US in 2002 to help develop and implement a turnaround plan created by the problems to the business that ensued after the 9/11 tragedy. Prior to his work at Cuisine Solutions, Mr. Hasselmann was the National Director of Business Development in Brazil of L’Oreal Paris, and he was also responsible for the L’Oreal Latin America Sales Committee Area from 1995 to 2000. From 1992 to 1995, Mr. Hasselmann served as Regional Division Manager of Frito Lay, and he was a Regional Sales Manager of Coca Cola 1989 to 1992.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table provides, for the 2003, 2004, and 2005 fiscal years, information concerning compensation paid by the Company to each of the named executive officers of the Company, consisting of the Chief Executive Officer and the other three most highly paid executive officers at June 25, 2005.
Summary Compensation Table

					Long Term
Name and Principal Position		Annual Compensation			Compensation

				Other Annual	Securities	All Other
				Compensation	underlying Options	Compensation
	Year	Salary ($)	Bonus ($) (1)	($)(2)	(#)	($)(3)
Stanislas Vilgrain
Chief Executive Officer	2005	236,000	60,000	6,000	—	773
Chief Executive Officer	2004	185,000	—	6,000	—	166
Chief Executive Officer	2003	185,000	—	6,000	37,500	1,323

Thomas Gregg
President, US	2005	124,141	60,000	166,183	68,852	—
President, US	2004	61,058	—	89,328	199,615	—

Y. Tristan Kuo
Vice President-Finance	2005	120,000	30,000	5,969	—	2,400

Gerard Bertholon
Vice President of Sales	2005	145,000	—	7,345	—	1,063
	2004	145,000	—	7,345	300,000	1,096
	2003	144,925	26,097	7,345	25,000	1,341
1) Mr. Vilgrain, Mr. Gregg and Mr. Kuo are eligible for cash bonuses under the Company’s Executive Incentive Compensation Plan, which are based on objectives determined by the Compensation Committee of the Board.
See “BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION.”

2) Other annual compensation consists of annual car allowances for Messrs. Vilgrain, Kuo and Bertholon. In the case of Mr. Gregg, other annual compensation consists of the value, as of the grant date, of options issued with exercise prices below the fair market value (calculated as the difference between the exercise price and the fair market value on the date of grant) in the amount of $88,582 in fiscal year 2004 and $165,494 in fiscal year 2005.
3) All other compensation consists of 401(k) and supplemental retirement plan matching funds paid by the Company.
STOCK OPTIONS
The following table sets forth certain information regarding stock options granted to the named executive officers during the Company’s 2005 fiscal year. No stock appreciation rights were granted during fiscal year 2005.
OPTION GRANTS IN FISCAL YEAR 2005

Current Year Individual Grants
Number of
	Securities		Percent of				Potential Realizable Value at
	Underlying		Total options				Assumed Annual Rates of Stock
	Options		Granted to		Market		Price Appreciation for Option
	Granted		Employees in	Exercise or base	Price	Expiration	Term (3)
Name	(#) (1)		Fiscal Year	price ($/Sh)	($/sh)	Date	5% ($)	10% ($)
Stanislas Vilgrain	—		—	—	—	—	—	—
Thomas L. Gregg	45,566	(2)	24.1%	$0.0100	$1.833	7/01/14	135,594	216,180
	23,286	(2)	12.3%	$0.0100	$2.100	1/02/15	79,421	126,603
Y. Tristan Kuo	—		—	—	—	—	—	—
Gerard Bertholon	—		—	—	—	—	—	—
(1) The options were granted under the 1999 Plan. Under the 1999 Plan, each option granted may be exercised during the period of the employee’s continuous employment by the Company, or within three months thereafter, or within one year after the employee’s death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted in fiscal year 2005 expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees become fully vested and exercisable upon a change of control of the Company. A change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than FRC or any persons controlling or controlled by FRC. Unless otherwise provided pursuant to a specific award or grant, grants vest and become exercisable to the extent of 25% of the total on the day of grant, and 25% of the total on each of the first three anniversaries of the date of grant.
(2) Options were granted under the 1999 Plan pursuant to Mr. Gregg’s employment agreement. The options were issued with exercise prices of $0.01 per share and a grant date value (calculated as the difference between the $0.01 exercise price and the lesser of the share price on the date of grant and the average share price over the prior 90 day period) of $62,500. 50% of each grant vested immediately and the other 50% vested at the beginning of the following fiscal quarter.
(3) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the ten year term of the options and are mandated by the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holder’s continued employment throughout any applicable vesting period. Thus, the values reflected in this table are based on hypothetical rates and these values may not be achieved or may be exceeded. The value indicated in this table is a net amount, as the aggregate exercise price has been deducted from the final appreciated value.
The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during the Company’s 2005 fiscal year and the year-end values of unexercised options held by such executive officers.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005
AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of
			Securities	Unexercised
			Underlying	in-the-Money
			Unexercised Options	Options at Fiscal
	Shares Acquired on		at Fiscal Year End (#)	Year End ($)
Name	Exercise	Value Realized ($)	Exercisable\Unexercisable	Exercisable\Unexercisable
Stanislas Vilgrain	None	None	436,125\9,375	2,325,040\58,125

Thomas L. Gregg	None	None	205,968\62,500	1,274,084\350,150

Yuyun Tristan Kuo	None	None	12,500\12,500	66,875\66,875

Gerard Bertholon	None	None	321,250\156,250	1,735,658\863,750
STOCK OPTION PLANS
The following table provides information as of June 25, 2005 with respect to the shares of the Company’s common stock that may be issued under our 1999 Stock Option Plan and 1992 Stock Option Plan.

Number of
Securities
Remaining Available
for Future Issuance
			Weighted Average	Under Equity
	Number of Securities to		Exercise Price of	Compensation Plans
	Be Issued Upon Exercise		Outstanding	(Excluding
	of Outstanding Options,		Options, Warrants	Securities
	Warrants and Rights		and Rights	Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by stockholders	2,795,968	(1)	$1.02	301,532
Equity compensation plans not approved by stockholders	—		—	—

Total	2,795,968		$1.02	301,532

(1)	The Company has reserved a total of 3,392,000 shares of common stock for issuance under its 1999 Stock Option Plan and 1992 Stock Option Plan. The total represents 2,795,968 shares issuable upon the exercise of options granted under these plans.
Employment Agreements
The Company has employment agreements with two of its named executive officers, Thomas Gregg, its president, and Y. Tristan Kuo, its chief financial officer, treasurer and corporate secretary.
Mr. Gregg’s employment agreement of January 1, 2004 is for three years ending December 31, 2006. His annual base compensation is $250,000, consisting of $125,000 in cash, plus stock options with a grant date value (determined as described in the following sentence) equal to an additional $125,000. The options are issued on or around January 1st and June 25th each year with exercise prices of $0.01 per share and a grant date value (calculated as the difference between the $0.01 exercise price and the lesser of the market price per share on the date of grant and the average share price over the prior 90 day period) of $62,500. 50% of each grant vests immediately and the other 50% vests at the beginning of the following fiscal quarter. Mr. Gregg was also granted 125,000 options immediately after signing the agreement. The exercise price of these options is $ 0.8476 (which was the lesser of the market price per share on the date of grant and the average share price over the prior 90 day period). This grant vests and becomes exercisable to the extent of 25% of the total shares on the day of grant, and 25% of the total shares on each of the first three anniversaries of the date of grant. Mr. Gregg is also eligible for annual cash bonus of up to 50% of his base compensation. The bonus is based upon the same measures established for the CEO which was approved by the compensation committee (see Appendix D). He is also entitled to other benefits provided by the Company to its other executives of similar status and with like levels of responsibility.
If the Company terminates Mr. Gregg’s employment prior to the end of the term of the employment agreement except for cause, he shall be entitled to receive cash compensation in an amount equal to six (6) months of his annual base compensation (with such compensation to be paid in thirteen equal bi-monthly installments), all equity received and all options that were to vest will be accelerated and immediately exercisable by Mr. Gregg. While he is employed by the Company and for a period of six months after termination of such employment, Mr. Gregg may not, without the Company’s prior written consent, engage in direct competition with the Company in business lines that were within his areas of responsibility during his employment with the Company, including “Sous vide” and other frozen gourmet food enterprises.
Mr. Kuo’s employment agreement of January 1, 2004 is for three years ending December 31, 2006. His annual salary is $120,000. Mr. Kuo is also eligible for annual bonus compensation of up to 50% of his base compensation. The bonus is based upon the bonus structure approved by the compensation committee for the CEO (see Appendix D). He is also entitled to other benefits provided by the Company to its other executives of similar status and with like levels of responsibility.
If the Company terminates Mr. Kuo’s employment prior to the end of the term of the employment agreement except for cause, he shall be entitled to receive an amount equal to six (6) months of his annual base salary (with such compensation to be paid in thirteen equal bi-monthly installments), all equity received, and all options that were to vest in the succeeding six months after the termination will be accelerated and immediately exercisable. While he is employed by the Company and for a period of six months after termination of such employment, Mr. Kuo may not, without the Company’s prior written consent, engage in direct competition with the Company in business lines that were within his areas of responsibility during his employment with the Company, including “Sous vide” and other frozen gourmet food enterprises.
COMPENSATION OF DIRECTORS
During the 2005 fiscal year, the Company’s independent directors, each of Mr. McGettigan and Mr. van Roijen, received $7,000 per year for serving on the Board and attending special and annual meetings and $2,000 for service on the audit and compensation committees. The Board also granted each of Mr. McGettigan and Mr. van Roijen 50,000 options with exercise prices equal to fair market value at the date of grant. These options vest and become exercisable to the extent of 100% of the total on the day of grant. The Company reimburses directors for their costs incurred in attending meetings of the Board of Directors and Committees. On August 12, 2005, the Board approved a resolution modifying the compensation of independent directors. For the 2006 fiscal year, each independent director will receive a fee of $2,500 for each scheduled quarterly Board meeting that he attends. Also, each independent director will receive a fee of $750 per quarter for attendance at scheduled meetings of committees on which he serves. In addition, each independent director will receive an option grant to purchase 10,000 shares of common stock with an exercise price equal to the fair market value per share of the common stock on the date of grant, which will be eight business days after the filing of the Company’s Annual Report on Form 10-K.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are Mr. McGettigan, Mr. van Roijen, Mr. Firestone, and Mr. Jean-Louis Vilgrain. For additional information concerning relationships between the Company and Mr. Vilgrain’s affiliated entities, see “Certain Transactions.”
CODE OF ETHICS
On August 27, 2004, the Board of Directors adopted a Code of Ethics that applies to the company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and certain other personnel of the company. A copy of the Code of Ethics is attached hereto as Appendix C.

COMPENSATION COMMITTEE REPORT1
In fiscal year 2005 the full Board approved the Company’s compensation policy.
EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES
The Board evaluates and sets the base salary for the Chief Executive Officer (the “CEO”) of the Company. The CEO evaluates and sets the base salaries for all other executive officers of the Company. However, the Compensation Committee reviews and approves all salaries above $120,000. In addition, the Compensation Committee evaluates and sets the parameters for the Executive Incentive Compensation Plan (“EICP”). The EICP is included as Appendix D. The Stock Option Committee of the Board administers the Company’s 1992 and 1999 Stock Option Plans.
The major objective of the Company’s compensation program is to align compensation with business results. The Company’s program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and long-term equity-based rewards.
Base Salary
The Directors set the base salary for the CEO based upon the historical salary levels for the past five years, along with Company performance and prevailing food service industry conditions. The CEO sets base salary for each other executive officer, subject to the approval of the Compensation Committee for base salaries over $120,000, based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry.
Incentive Compensation
The EICP, which is provided in Appendix D, provides the opportunity for eligible executives to earn a specified percentage of division and/or Company operating income on the achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO on an annual basis, and the CEO establishes the percentages and the goals for each other eligible executive based on the responsibility of each executive position. The percentage so established for each executive is then applied to achievement of revenue and EBITDA targets or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No profit-related incentive compensation is paid to these executives should the results of the division and/or the Company be unprofitable. For the 2005 fiscal year, the calculation provided for in the EICP would have entitled the three eligible executive officers (Stanislas Vilgrain, Thomas Gregg, and Y. Tristan Kuo) an aggregate of $484,000 in non-discretionary bonuses, after added to an aggregate of $159,000 in potential discretionary bonuses, for potential aggregate total bonuses of $643,000. Messrs. Vilgrain, Gregg and Kuo requested to the Board that the total bonuses that they receive be reduced to $150,000. This request was approved by the Board and, accordingly, Messrs. Vilgrain, Gregg and Kuo received bonuses of $60,000, $60,000, and $30,000, respectively.
Stock Option Program
The 1992 and 1999 Stock Option Plans were established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock options valued at fair market value as of the date of grant provide potential reward based on the Company’s future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue in the employ of the Company. One of the factors considered by the Stock Option Committee in granting options is the relative level of responsibility of the executive officer’s position within the Company.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Policy with Respect to Section 162(m) Deduction Limit
In light of the Company’s historical compensation practices, the Company has not adopted a policy with respect to deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Jean-Louis Vilgrain
Charles McGettigan
Robert van Roijen
John Firestone
Compensation Committee Members
AUDIT COMMITTEE REPORT2
The audit committee has reviewed and discussed the audited financial statements with the company’s management It has also discussed certain matters with the independent auditors, as required under SAS 61, as amended by SAS 90. Also, the audit committee has received the written disclosures and letter from the independent auditors, as required by the Independence Standards Board Standard No. 1, and discussed the issue of auditor independence with the independent auditors. Based on its review of the information and discussions required in the three items listed above, the audit committee recommended to the board of directors that the financial statements be included in the Annual Report for the previous year filed with the SEC on Form 10-K.
Robert van Roijen
Charles McGettigan
Robert Herman
Audit Committee Members
Proposal 2: Ratification of Selection of Independent Auditors
The Audit Committee of the Board has selected BDO Seidman LLP as the Company’s independent auditors for the 2006 fiscal year and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman audited the Company’s financial statements for the 2005 fiscal year. Representatives of BDO Seidman are expected to be present at the Annual Meeting.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman as the Company’s independent auditors. However, the Audit Committee is submitting the selection of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
     For the 2004 fiscal year, we incurred professional fees for the services of our independent auditors Grant Thornton LLP as follows:

2004
Audit Fees	$176,217
Audit Related Fees	—
Tax Fees	14,846
All Other Fees	—

$191,063

For the 2005 fiscal year, we incurred professional fees for the services of our independent auditors BDO Seidman LLP as follows:

2005
Audit Fees	$141,000
Audit Related Fees	—
Tax Fees	12,000
All Other Fees	—

$153,000

Services Provided by Grant Thornton and BDO Seidman
     All services rendered by Grant Thornton and BDO Seidman are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. (The Audit Committee’s pre-approval policy with respect to non-audit services is shown as Appendix B to this proxy statement.) Pursuant to new rules of the SEC, the fees paid to Grant Thornton and BDO Seidman for services are disclosed in the table above under the categories listed below. Grant Thornton resigned as the Company’s auditor after the filing of the Company’s 10-Q for the third quarter of fiscal year 2005. BDO Seidman was engaged as the Company’s new auditor and performed the fiscal 2005 year end audit.
1)	Audit Fees — These are fees for professional services performed by Grant Thornton for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees — These are fees for assurance and related services performed by Grant Thornton and BDO Seidman that are reasonably related to the performance of the audit or review of the Company’s financial statements.

3)	Tax Fees — These are fees for professional services performed by Grant Thornton and BDO Seidman with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company.

4)	All Other Fees — These are fees for other permissible work performed by Grant Thornton and BDO Seidman that does not meet the above category descriptions.
     These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent auditors’ core work.
Change of Independent Auditors in 2005
On May 24, 2005, the Audit Committee appointed BDO Seidman as the Company’s independent registered public accounting firm for the fiscal year ending June 25, 2005. On May 19, 2005, Grant Thornton resigned as the independent registered public accounting firm for the Company.
During the fiscal years ended June 26, 2004 and June 28, 2003 and during the subsequent period before the Company’s engagement of BDO Seidman, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with BDO Seidman regarding either (i) application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any “reportable event” (as defined in regulation S-K, Item 304(a)(1)(v)).

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 26, 2004 and June 28, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with the audits of the Company’s financial statements for the fiscal years ended June 26, 2004 and June 28, 2003 and in the subsequent period before Grant Thornton’s resignation, there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the matter in its report. During the fiscal years ended June 26, 2004 and June 28, 2003 and in the subsequent period before Grant Thornton’s resignation, there were no “reportable events” (as defined in Regulation S-K, Item 304(a)(1)(v)) other than the internal control weakness previously disclosed in the Company’s Form 10-Q for the quarter ended April 2, 2005.
The Board of Directors Recommends a Vote in Favor of Proposal 2

FIVE-YEAR PERFORMANCE COMPARISON (1)
The following graph shows the changes over the past five-year period in the value of $100 invested in Common Stock of the Company, the NASDAQ Stock Market-US Index and the Dow Jones Food Index. The Company currently trades on the American Stock Exchange.

(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS
The Company has recorded an accrued liability in the amount of $387,000 to SOMDIAA at June 25, 2005. SOMDIAA is a holding company which is majority owned by Secria, S.A. and Secria Europe, S.A. Both enterprises are owned by the Jean-Louis Vilgrain family (“JLV Group”) and Food Research Corporation (“FRC”) is owned by Secria Europe, S.A. SOMDIAA provides the administration of French Social Security healthcare and retirement plans for individuals who work within the JLV Group. The primary portion of the accrual is related to amounts billed from SOMDIAA for separate health and retirement plans for the CEO of the Company and two other non-officers but key employees. The total accrual at June 25, 2005 includes coverage for previous year’s benefits.
On June 12, 2001, the Company signed an agreement with Inversiones Stefal ltda of Chile, Farmers Market Land of Germany, Inversiones Continex of Chile, and Iso-Tech Ltda of Brazil (the “parties”) to create a joint venture that was originally contemplated to be structured as a partnership, to build a sous-vide processing facility in Chile. This initial agreement was terminated without prejudice between the parties in fiscal year 2003 prior to the capitalization of the partnership. However, the parties decided to continue the project through the formation of a corporation, Cuisine Solutions Chile, S.A. (“Cuisine Solutions Chile”). The Company received a 10% interest in Cuisine Solutions Chile and is a minority shareholder of Cuisine Solutions Chile. The 10% interest was issued to the Company in consideration of certain intangible assets, such as know-how for the plant development and operations and marketing support, all of which had no carrying value on the Company’s consolidated balance sheets. Cuisine Solutions Chile is controlled by its majority shareholder and its affiliates, none of which are affiliated with the Company. The intended purpose of the facility is to produce high quality, value priced whitefish, shellfish and salmon products in Chile for the Global Retail and Foodservice markets. An agreement to market certain sous-vide products was signed by the parties and a commercial agreement regarding the purchase of certain raw materials from Cuisine Solutions Chile was signed in fiscal year 2004. The plant began operations in August 2004. During the Company’s second quarter of fiscal year 2005, Cuisine Solutions Chile conducted a capital raise from its existing shareholders. In order to maintain the Company’s 10% interest in Cuisine Solutions Chile, the Company sold equipment from its discontinued facility in Norway to Cuisine Solutions Chile in exchange for a note receivable of $500,000 payable in three installments, all due before March 2005, and $500,000 in equity in Cuisine Solution Chile (determined based upon cash invested by the majority shareholder of Cuisine Solutions, Chile). As of April 2, 2005, the $500,000 note has been paid in full. Management recorded a discount of $125,000 against the value of the equity received. Management believes that this discount is appropriate because there is no ready market for the stock of Cuisine Solutions Chile, Cuisine Solutions Chile has a limited operating history, and the Company’s ownership stake represents only a minority interest in Cuisine Solutions Chile. The Company’s 10% equity investment in Cuisine Solutions Chile is accounted for under the cost method as the Company does not have the ability to exercise significant influence over the operating or financial policy of Cuisine Solutions Chile.
On October 22, 2003, the Company entered into a six month term loan in the amount of $500,000 with Food Investors Corporation (“FIC”) to provide short term working capital necessary to expand operations. The loan bears interest of 5% per annum and was payable upon maturity. In April 2005, the loan was extended to October 22, 2005. Total outstanding principal was $231,000 at June 25, 2005. In addition, on November 10, 2003, the Company entered into a three-year term loan in the amount of $500,000 with Food Research Corporation (“FRC”) to provide short term working capital necessary to expand operations. The loan bears interest of 5% per annum and is payable upon maturity. Under this loan, Cuisine Solutions pays interest on a quarterly basis beginning in April 2004, with a balloon payment for the total amount due three years from the origination of the loan. FIC and FRC are 100 percent owned by Cuisine Solutions majority shareholder, the JLV group.
On July 10, 2004, the Company entered into an agreement with the Bank of Charles Town in West Virginia for a $2,500,000 line of credit to finance its working capital requirements in the US. The line of credit is secured by the Company’s US accounts receivable and inventory and further guaranteed by FIC and secured by real estate owned by FIC. This line of credit bears an interest rate of 0.5% over the prime interest rate, or 6.5% as of June 25, 2005, and is renewable on September 1, 2005. The outstanding principal was $1,774,000 as of June 25, 2005. As of September 1, 2005, this maturity of this line of credit was extended to December 1, 2005. The Company intends to increase the line of credit with Bank of Charles Town, however, there is no assurance that a new agreement will be reached. On March 15, 2005, the Company entered into a five year term loan with the Bank of Charles Town in the amount of $200,000 to finance its purchase of production equipment. This loan bears a fixed interest rate of 6.75%, matures on March 15, 2010, and is secured by the equipment. As of June 25, 2005, the outstanding principal was $192,000 with a current portion of $35,000.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
The rules of the SEC currently provide that stockholder proposals for the 2006 Annual Meeting be submitted pursuant to Rule 14a-8 of the Exchange Act must be received at the Company’s principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company’s proxy statement to stockholders in connection with the 2005 Annual Meeting (or June 7, 2006) to be considered by the Company for possible inclusion in the proxy materials for the 2006 Annual Meeting.
If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify the Company before August 21, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed proxy form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
It is important that the proxies be returned promptly and that your shares be represented in the Annual Meeting. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
A copy of the Company’s 2005 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended June 25, 2005 on Form 10-K with the SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO YUYUN TRISTAN KUO, CHIEF FINANCIAL OFFICER, AND CORPORATE SECRETARY AND TREASURER OF THE COMPANY AT THE COMPANY’S ADDRESS. The Edgar version of the Annual Report, Form 10-K and Proxy Statement will also be available on-line through the Company’s Internet web site (http://www.cuisinesolutions.com).
By Order of the Board of Directors
Jean-Louis Vilgrain
Chairman of the Board
October 5, 2005

Appendix A
CHARTER OF THE AUDIT COMMITTEE
CUISINE SOLUTIONS, INC.
Purpose and Policy
     The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal control over financial reporting, and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”) for the purpose of preparing or issuing an audit report or performing audit services. The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.
     The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.
Composition
     The Committee shall consist of at least three members of the Board or such lesser number as may be permissible under the rules of The American Stock Exchange (“AMEX”). The members of the Committee shall satisfy the independence and financial literacy requirements of AMEX applicable to Committee members as in effect from time to time, when and as required by AMEX. At least one member shall satisfy the applicable AMEX financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Chairman of the Committee shall be appointed by the Board.
Meetings and Minutes
     The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate; provided, however, that the Committee shall meet not less than once each calendar quarter. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting. The Chairman of the Committee shall report to the Board from time to time or whenever so requested by the Board.
Authority
     The Committee shall have authority to appoint, determine compensation for, and at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special independent legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The approval of this charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

Responsibilities
     The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:
     1.     Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders (if the Committee or the Board elects to submit such retention for ratification by the stockholders).
     2.     Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.
     3.     Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.
     4.      Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.
     5.      Auditor Conflicts. At least annually, to receive and review formal written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could impact the Auditors’ objectivity and independence, and to assess and otherwise take, or recommend that the full board take, appropriate action to oversee the independence of the Auditors.
     6.      Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals employed or formerly employed by the Company’s Auditors and engaged on the Company’s account.
     7.      Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.
     8.      Annual Audit Results. To review with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

     9.     Quarterly Results. To review with management and the Auditors, as appropriate, the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under standards of the Public Company Accounting Oversight Board (United States).
     10.      Management’s Discussion and Analysis. To review with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.
     11.      Press Releases. To review with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chairman of the Committee may represent the entire Committee for purposes of this discussion.
     12.      Accounting Principles and Policies. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles (“GAAP”) related to material items discussed with management and any other significant reporting issues and judgments.
     13.      Risk Assessment and Management. To review with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.
     14.      Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.
     15.      Management Letters. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.
     16.      National Office Communications. To review with the Auditors, as appropriate, communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.
     17.      Disagreements Between Auditors and Management. To review with management and the Auditors or any other registered public accounting firm engaged to perform review or attest services for the Company any material conflicts or disagreements between management and the Auditors or such other accounting firm regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.
     18.      Internal Control Over Financial Reporting. To confer with management and the Auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies.
     19.      Separate Sessions. Periodically, to meet in separate sessions with the Auditors, as appropriate, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.
     20.      Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.
     21.      Complaint Procedures. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
     22.      Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

     23.      Engagement of Registered Public Accounting Firms. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to pre-approval policies and procedures, including the delegation of pre-approval authority to one or more Committee members, so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.
     24.      Ethical Compliance. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethics, and approve any related party transactions as required by AMEX rules.
     25.      Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.
     26.      Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
     27.      Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
     28.      Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.
     29.      General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.
     It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Appendix B
Guidelines of The Cuisine Solutions Company Audit Committee
for Pre-Approval of Independent Auditor Services
     The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:
     For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. The engagement letter does include the proposed audit services fee. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.
     For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.
     The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer or principal financial and accounting official will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

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Appendix C
Code of Ethics
The Board of Directors (the “Board”) expect all directors of the company, as well as the officers and employees of the company, to act ethically at all times and to acknowledge their adherence to the policies comprising the code of ethics set forth herein. Cuisine Solutions, Inc. (the “Company”) will not make any person loans or extensions of credit to directors or executive officers. No non-employee directors may provide personal services for compensation to the Company, other than in connection with serving as a directors of the Company. The Board will not permit any waiver of any ethics policy for any directors or executive officer. If an actual or potential conflict of interest arises for directors, the directors shall promptly inform the Chief Executive Officer (“CEO”) and the presiding directors. If a significant conflict exists and cannot be resolved, the directors should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO and other directors or officers, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

I.	Introduction
This Code of Ethics (this “Code”) is applicable to the officers of Cuisine Solutions, Inc. (the “Company”). References in this Code to the Company mean “Cuisine Solutions, Inc.” or any of its subsidiaries.
While the Company and its stockholders expect honest and ethical conduct in all aspects of its business from all employees, the Company and its stockholders expect the highest possible standards of honest and ethical conduct from its officers. The officers are setting an example for other employees and are expected to foster a culture of transparency, integrity and honesty. Compliance with this Code and all other applicable codes of business conduct or ethics adopted by the Board of Directors of the Company is mandatory and any violations will be addressed severely.

II.	Conflicts of Interest
Conflicts of interest are strictly prohibited as a matter of Company policy. Officers must be scrupulous in avoiding any action or interest that conflicts with, or gives the appearance of a conflict with, the Company’s interests. A “conflict of interest” exists whenever an individual’s private interests in any way interfere or conflict with, or appear to interfere or conflict with, the interests of the Company or make, or appear to make, it difficult for the individual to perform his or her work for the Company objectively and effectively. Conflicts of interest arise when:
     (a)      personal interests interfere, or appear to interfere, in any way, with the interests of the Company (for example, competition with the Company);
     (b)      undertakings for an officer’s direct or indirect benefit or the direct or indirect benefit of a third party that is inconsistent with the interests of the Company (for example, causing the Company to engage in business transactions with a company under the control of an officer, whether solely or with friends or relatives); and
     (c)      an officer, or a member of an officer’s family, receives improper personal benefits as a result of such officer’s position in the Company (for example, a loan or other benefit from a third party to direct the Company business to a third-party).
There are other situations in which conflicts of interest may arise. Conflicts of interest may not always be clear-cut. Questions regarding conflicts of interest should be directed to the Company’s counsel.

III.	Accurate Periodic Reports
Full, fair, accurate, timely and understandable disclosure (as required in the reports and other documents that filed with, or submitted to, the Securities and Exchange Commission (“SEC”) and in our other public communications) is critical for the Company to maintain its good reputation, to comply with its obligations under the securities laws and to meet the expectations of our stockholders and other members of the investment community. Officers are to exercise the highest standard of care in preparing such reports and documents and other public communications, in accordance with the following guidelines:

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     (a)      all accounting records, and the reports produced from such records, must be in accordance with all applicable laws and regulations;
     (b)      all accounting records must fairly and accurately reflect the transactions or occurrences to which they relate;
     (c)      all accounting records must fairly and accurately reflect in reasonable detail the Company’s assets, liabilities, revenues and expenses;
     (d)      no accounting records may contain any false or intentionally misleading entries;
     (e)      no transactions should be intentionally misclassified as to accounts, departments or accounting periods;
     (f)      all transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period; and
     (g)      no material information should be concealed from the internal auditors or the independent auditors; and compliance with the Company’s system of internal controls is required.

IV.	Compliance with Laws
Officers are expected to understand and comply with both the letter and spirit of all applicable laws and governmental rules and regulations.

V.	Reporting Violations
Officers are expected to report any violations of this Code promptly to the Chairman of the Board.

VI.	Consequences of Non-Compliance with this Code
Violations of this Code will be reported to the Audit Committee and the Board. Failure to comply with this Code or applicable laws, rules or regulations (including without limitation all rules and regulations of the SEC) may result in disciplinary measures, up to and including discharge from the Company, and any appropriate legal action.

VII.	Amendment, Modification and Waiver
This Code may be amended or modified by the Board. Waivers of this Code may only be granted by the Board or a committee of the Board with specifically delegated authority. Waivers will be disclosed to stockholders as required by the Securities Exchange Act of 1934.

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Appendix D
CUISINE SOLUTIONS
Executive Incentive Compensation Plan (“EICP”)
     For each fiscal year, each executive officer of the Company (“Executive”) shall be eligible to receive Bonus Compensation and Stock Options. Bonus Compensation has two components: “Performance Bonus Compensation” and “Discretionary Bonus Compensation.” “Performance Bonus Compensation” shall be determined based upon the Company’s level of achievement of defined goals in specified Performance Categories. “Discretionary Bonus Compensation” shall be determined by the Compensation Committee of the Board of Directors, in its discretion. Stock Options shall be determined by formula based upon Executive’s Base Compensation and the closing price of the Company’s common stock on the last business day of the preceding fiscal year.

I.	PERFORMANCE BONUS COMPENSATION.
A.      Performance Categories. Executive shall be eligible to receive Performance Bonus
Compensation based upon the Company’s performance in the following Performance Categories:
(1) U.S. Sales; (2) France Sales; (3) All Other Sales; and (4) EBITDA.
B.      Setting of Performance Targets. On or before June 1, the Company’s Executive Management
(i.e., CEO, President, COO and CFO) will submit to the Board of Directors a business plan for the next fiscal year which will include performance targets for U.S. Sales, France Sales, All
Other Sales and EBITDA (the “Performance Targets”). Executive Management and the Board of
Directors (or its designee) shall meet to discuss the reasonableness of the targets and to make any adjustments required in light of business conditions. The Board of Directors shall have final authority to set Performance Targets.
C.      Performance Bonus Calculation. At the end of each fiscal year (or, in the case of a partial year, on Executive’s last day of employment), actual results will be compared to the
Performance Targets set for the year in each Performance Category. The actual result will be divided by the Performance Target. If the quotient is less than 0.90 (i.e., the Company earned less than 90% of the Performance Target), no Performance Bonus Compensation will be earned in the Performance Category. If the quotient equals or exceeds 0.90 (i.e., the
Company earned at least 90% of the Performance Target), the “Eligible Bonus Percentage” for
the Performance Category shall be determined by the following chart:

PERCENTAGE OF PLAN ACHIEVED	ELIGIBLE BONUS PERCENTAGE
90%	90%
95%	95%
100%	100%
110%	120%
125%	140%
140%	160%
150%	175%

The Eligible Bonus Percentage shall then be multiplied by the applicable “Weight Factor,” as follows:

FACTOR	WEIGHT FACTOR
U.S. Sales	12.5%
France Sales	12.5%
All Other Sales	5.0%
EBITDA	70.0%
The product of the Eligible Bonus Percentage and the Weight Factor shall be multiplied by Executive’s Eligible Base Salary (i.e., 50% of Executive’s Base Salary for the year of the Performance Bonus Calculation) to determine the Performance Bonus Compensation earned in the Performance Category. Executive’s total Performance Bonus Compensation for the fiscal year will be the sum of the Performance Bonus Compensation figures earned in each Performance Category.

D.	Summary of Performance Bonus Calculation. If at least 90% of a Performance Target is reached, a Performance Bonus is deemed to be earned in the Performance Category, and is calculated as follows:

Eligible Bonus Percentage X Weight Factor X Eligible Base Salary = Performance Bonus Compensation

If less than 90% of the Performance Goal is reached in any Performance Category, no bonus amount is earned in that Performance Category.

E.	Payment of Performance Bonus Compensation. Any Performance Bonus Compensation earned by Executive for a fiscal year shall be paid no more than one week following receipt of the annual audit, less standard withholding and authorized deductions.

F.	Form of Bonus Payment. Up to one-half of the aggregate bonus earned in a given year may be paid, at the discretion of the Executive in cash, with the remainder to be paid in options. The Executive may accept up to 75% of his bonus in options.

G.	Stock Options. The number of options granted shall be calculated by dividing Executive’s indicated Bonus to be paid in options by one half of the closing price of the Company’s common stock on the last business day of the year for which the bonus is being paid. For example, if the Chief Executive Officer is due a bonus of $118,000 (50% of his base salary), and the Executive opts to receive 50% of his bonus in options, he will receive 18,295 options, based on a closing price at the year end of $6.45 per share. The exercise price shall be the closing price of the Company’s common stock on the last business day of the fiscal year for which the bonus is being paid. Stock Options granted pursuant to this provision, including but not limited to vesting, exercise rights and expiration, shall be governed by the terms of the Company’s 1999 Stock Option Plan (the “Stock Option Plan”) and the standard “Stock Option Agreement” required for a grant of stock options under the Stock Option Plan.

II.	DISCRETIONARY BONUS COMPENSATION.
     In addition to Performance Bonus Compensation, the Board of Directors shall have the authority to award Executive a Discretionary Bonus of up to twenty-five percent (25%) of Base Salary. Any Discretionary Bonus awarded to Executive for a fiscal year shall be paid no more than one week following receipt of the annual audit, less standard withholding and authorized deductions. The amount of the Discretionary Bonus, if any, shall be within the full and complete discretion of the Board of Directors and no amount of Discretionary Bonus shall be vested or otherwise guaranteed for any fiscal year.

PROXY CUISINE SOLUTIONS, INC. 85 S. BRAGG STREET, SUITE 600 ALEXANDRIA, VA 22312	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jean-Louis Vilgrain and Stanislas Vilgrain, and each of them, as proxies, with power of substitution and hereby authorizes them to represent and to vote, as designated below, the shares of common stock of Cuisine Solutions, Inc. held of record by the undersigned on September 16, 2005 at the annual meeting of stockholders to be held on October 25, 2005 or any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Jean-Louis Vilgrain, Stanislas Vilgrain, Sebastien Vilgrain, Charles McGettigan, Hugues Prince, Robert Herman, John Firestone, and Robert
van Roijen.
(INSTRUCTION: To withhold authority to vote for any individual nominee mark that nominee’s name in the space provided below.)
Withhold Authority:___________________________
2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS: the ratification of the audit committee’s selection of BDO Seidman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 24, 2006

☐ FOR ☐ AGAINST	☐ ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.
(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Please sign below exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATE:___________________________, 2005
Signature
Signature if held jointly.
PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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